EMVELCO CORP.
468 North Camden Drive, Suite 315
Beverly Hills, CA 90210

NOTICE OF EXERCISE OF OPTION

October 15, 2007

Emvelco RE Corp.
1061 ½ North Spaulding Drive
Los Angeles, CA 90046

Attn: Darren C. Dunckel, President

Reference is hereby made to the following:

A. That certain Investment Agreement between AO Bonanza Las Vegas, Inc., a Nevada corporation (currently known as Verge Living Corporation ("Verge"), and Euroweb RE Corp., a Nevada corporation (currently known as Emvelco RE Corp. ("ERC")) dated as of June 19, 2006 (the "Investment Agreement") and specifically Article II of the Investment Agreement referred to as the "Option Agreement".

B. That certain Amendment of Correction, Amendment No. 1 dated as of June 20, 2006 to the Investment Agreement ("Amendment No. 1") correcting the typographical error in the Option Agreement and Amendment No. 2 by and between the same parties dated as of October 26, 2006 amending certain provisions regarding the Loan (the "Amendment No. 2").

C. That certain Stock Transfer and Assignment of Contract Rights Agreement dated as of May 14, 2007 by and between EMVELCO Corp., a Delaware corporation ("EMVELCO"), on the one hand and ERC, The International Holdings Group Ltd., a Marshall Islands company ("TIHG") and Verge on the other hand ("Stock Transfer and Assignment Agreement") pursuant to which the Investment Agreement (and all Amendments thereto) have been assigned to EMVELCO.

1. Exercise of Option Under Option Agreement. Effective as of today's date, EMVELCO hereby exercises the Option to purchase the Property as described in Exhibit A attached to the Investment Agreement. The Option shall be exercisable in the amount of Fifteen Million Dollars ($15,000,000) payable by combination of the outstanding Loan amount (not to exceed $10,000,000 which such Loan amount shall be converted and considered paid in full when actually added and accounted for as Verge Additional Paid Up Capital via Comprehensive Income at the relevant time of the actual irrevocable exercise of the Option) plus FIVE MILLION DOLLARS ($5,000,000) in immediately available funds payable upon the date that

Verge undertakes groundbreaking on the Verge Project in Las Vegas, Nevada (the "Option Price").

2. Transaction to Close by December 31, 2007. The Parties agree that this Option transaction, including payment of the Option Price, must close on or prior to December 31, 2007 (the "Closing Date") or the Option will expire.

3. Further Representations. ERC acknowledges that it has received, read and understands the Option Agreement and agrees to abide by and be bound by the terms and conditions of the Option Agreement.

4. Funds in Lieu of Shares. The Parties acknowledge that EMVELCO has elected to trigger payment of the Option Price in funds in lieu of payment of the remaining balance in shares of EMVELCO and ERC acknowledges that it will not receive such shares.

5. Entire Agreement. The Investment Agreement, the Option Agreement, Amendment No. 1, Amendment No. 2 and the Stock Transfer and Assignment Agreement Plan are incorporated herein by reference. This Notice of Exercise of Option, together with the Option Agreement, constitute the entire agreement between the parties hereto with respect to this exercise of the Option and supersedes in their entirety all prior understandings and agreements between the parties with respect thereto, (with the exception of paragraph 6 herein) and may not be modified except only by a writing signed by the parties.

6. This Notice does not affect that certain Emvelco Notice dated July 16, 2007 in regards to exercise of its option to purchase ERC's derivative rights and interest in Sitnica d.o.o. through ERC's holdings (one-third (1/3) interest) in AP Holdings Limited ("AP Holdings"), a company organized under the Companies (Jersey) Law 1991, which equates to a one-third interest in Sitnica d.o.o. (excluding ERC's interest in AP Holdings) (the "Sitnica Option"). The Sitnica Option is exercisable in the amount of $4,000,000, payable by reducing the outstanding loan amount owing to the Company under the Investment Agreement by $3,550,000 and reducing the Company's deposit with Shalom Atia, Trustee of AP Holdings, by $450,000.

EMVELCO CORP.

By:________________________

Yossi Attia, CEO

AGREED AND ACCEPTED THIS 15th DAY OF OCTOBER, 2007

Darren C. Dunckel,

President of Emvelco RE Corp.,